UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2024
PAR Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 3, 2024, PAR Technology Corporation (the "Company") held its 2024 Annual Meeting of Shareholders (the "Annual Meeting"). At the Annual Meeting, the Company's shareholders approved an amendment to the Company's Restated Certificate of Incorporation (the "Charter") to increase the number of authorized shares of the Company's common stock, par value $0.02 per share, from 58,000,000 shares to 116,000,000 shares (the "Amendment").

The Company's Board of Directors previously approved the Amendment, subject to shareholder approval at the Annual Meeting. The Amendment became effective upon its filing with the Secretary of State of the State of Delaware on June 4, 2024. The Board of Directors also approved a Restated Certificate of Incorporation (the "Restated Charter") that updated the Charter by incorporating the Amendment but did not further amend the Charter. The Company filed the Restated Charter with the Secretary of State of the State of Delaware on June 4, 2024, and it was effective upon filing.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment and the Restated Charter, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The 2024 Annual Meeting of Shareholders of PAR Technology Corporation (the “Company”) was held on Monday, June 3, 2024 (the “Annual Meeting”). The voting results on the five (5) proposals considered and voted on at the Annual Meeting, all of which were described in the Company's proxy statement filed with the Securities and Exchange Commission on April 23, 2024, were as follows:

Proposal 1 - Election of Directors.

The seven (7) director nominees for election to the Company’s Board of Directors were elected to serve until the 2025 annual meeting of shareholders. The voting was as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Linda M. Crawford	22,432,899	6,522	3,788,344
Keith E. Pascal	22,420,152	19,269	3,788,344
Douglas G. Rauch	22,202,845	236,576	3,788,344
Cynthia A. Russo	21,268,846	1,170,575	3,788,344
Narinder Singh	22,267,483	171,938	3,788,344
Savneet Singh	22,251,532	187,889	3,788,344
James C. Stoffel	22,035,293	404,128	3,788,344

Proposal 2 - Approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized shares of common stock from 58,000,000 shares to 116,000,000 shares.

The proposal was approved. The voting was as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
26,047,989	171,449	8,327	—

Proposal 3 - Approve an amendment to the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 1,900,000 shares.

The proposal was approved. The voting was as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
19,556,481	1,817,258	1,065,682	3,788,344

Proposal 4 - Approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers.

The proposal was approved. The voting was as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
21,473,090	957,071	9,260	3,788,344

Proposal 5 - Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024.

The proposal was approved and the appointment was ratified. The voting was as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
26,197,955	10,559	19,251	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Exhibit Description
3.1	Certificate of Amendment of the Restated Certificate of Incorporation of PAR Technology Corporation, dated June 4, 2024
3.2	Restated Certificate of Incorporation of PAR Technology Corporation, dated June 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date:	June 6, 2024	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer
(Principal Financial Officer)